UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 22, 2009
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On June 22, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Kennametal Inc. (the “Company”) approved a fifteen percent reduction in the current base salaries of the Company’s Chairman, President and Chief Executive Officer and its executive officers, with the exception of one officer whose position and responsibilities have been expanded. The salary reduction will become effective for the Company’s 2010 fiscal year, which begins on July 1, 2009, and will remain in effect until the Committee determines that business conditions have improved to a level that supports an upward adjustment or the reinstatement of previous salary levels.
ITEM 8.01 OTHER EVENTS
Consistent with the salary reduction actions for the Company’s executive officers, the Board of Directors has voluntarily reduced its cash compensation for Board service by fifteen percent to demonstrate its commitment to and support of the Company’s efforts to reduce costs and strengthen performance. The reduction will become effective at the beginning of the Company’s 2010 fiscal year on July 1, 2009 and will remain in effect until the salaries of the executive officers are reinstated to previous levels.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
Date: June 26, 2008	By:	/s/ David W. Greenfield
David W. Greenfield
Vice President, Secretary and General Counsel